UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 16, 2009 (December 10, 2009)

Date of Report (Date of earliest event reported)

QC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices)

(913) 234-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the December 10, 2009, meeting of the Board of Directors of QC Holdings, Inc., the Board elected Jack L. Sutherland as a new director effective January 1, 2010. Mr. Sutherland has served as Kansas City Regional President for Equity Bank, N.A. since February 2009. He provided consulting services to small businesses in connection with bank restructurings, project financings and related matters in 2008. From 2000 to 2008, Mr. Sutherland served Enterprise Bank & Trust (NASDAQ: EFSC) in a number of executive capacities, most recently as Chairman of the Board for the Kansas City Region. Mr. Sutherland has over 40 years of banking experience, rising from a loan officer to executive officer positions with various banks, primarily in the Kansas City area. He holds a bachelor’s degree in banking and finance and a MBA in finance from the University of Missouri – Columbia. Mr. Sutherland was honorably discharged from the U.S. Army after attaining the rank of Captain.

Mr. Sutherland will serve on the Audit Committee and the Compensation Committee of the Board of Directors effective January 1, 2010. The Board of Directors has determined that Mr. Sutherland is an independent director under applicable SEC and Nasdaq rules and regulations and that he is an “audit committee financial expert,” as defined in SEC regulations.

Mr. Sutherland will receive an initial restricted stock award upon joining the Board equal to that number of shares of common stock equal to $30,000 divided by the closing price of the company’s common stock on Nasdaq National Market on January 4, 2010 (the first trading day in January 2010). The restricted stock award will vest on the effective date of the date of grant (January 4, 2010) but the underlying shares may not be sold prior to six months after the effective date of the date of the grant. The Compensation Committee has previously had a policy of awarding approximately $30,000 of value in nonqualified stock options to each new independent director upon his or her election to the Board. Since that policy was first adopted, the Compensation Committee has made all equity-based awards to independent directors in the form of restricted stock awards under the company’s 2004 Equity Incentive Plan, as amended. In view of this practice, the Compensation Committee has determined that initial equity-based awards to new independent directors will be that number of shares of restricted stock equal to approximately $30,000 divided by the closing stock price on the later of (i) the date of grant of the award, or (ii) the effective date of the new director’s election to the Board.

There were no arrangements or understandings between Mr. Sutherland and any other person pursuant to which he was elected or nominated as a director of the company. Mr. Sutherland does not have any family relationship with any other director or executive officer of the company. Since the beginning of the company’s last fiscal year, there were no transactions between the company and Mr. Sutherland or any member of his immediate family. Enterprise Bank & Trust, Mr. Sutherland’s employer prior to 2008, is a participant in the company’s senior term loan and revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.
Date: December 16, 2009

	By:	/S/ DOUGLAS E. NICKERSON
	Name:	Douglas E. Nickerson
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)